Filed Pursuant To Rule 433

Registration No. 333-275079

October 19, 2023

X/Twitter Post:

Live Address: https://twitter.com/Grayscale/status/1714988927654994140

Text: Today, we filed Form S-3 as part of our efforts to convert $GBTC to an ETF. We remain committed to working collaboratively and expeditiously with the SEC on behalf of GBTC’s investors.

Find out more and access important disclosures: https://www.grayscale.com/blog/legal-topics/gbtcs-s-3-filing-explained

Link: https://www.grayscale.com/blog/legal-topics/gbtcs-s-3-filing-explained

# GBTC's S-3 Filing Explained

October 19, 2023

GRAYSCALE®

LinkedIn Post:

Live Address: https://www.linkedin.com/feed/update/urn:li:activity:7120754558091317248

Text: Today, we filed Form S-3 as part of our efforts to convert #GBTC to an ETF. We remain committed to working collaboratively and expeditiously with the SEC on behalf of GBTC’s investors.

Learn more: https://www.grayscale.com/blog/legal-topics/gbtcs-s-3-filing-explained

-

Grayscale Bitcoin Trust (GBTC) (the “Trust”) has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Trust has filed with the SEC for more complete information about the Trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Trust or any authorized participant will arrange to send you the prospectus (when available) if you request it by emailing info@grayscale.com or by contacting Grayscale Securities, LLC 290 Harbor Drive, Stamford, CT 06902.

Link: https://www.grayscale.com/blog/legal-topics/gbtcs-s-3-filing-explained

Link Title:GBTC’s S-3 Filing Explained

Link Description: Today, Grayscale Investments filed with the U.S. Securities and Exchange Commission (SEC) a registration statement on Form S-3 to register shares of Grayscale Bitcoin Trust (BTC)* (OTCQX: GBTC) under the Securities Act of 1933, as amended.

Facebook Post:

Live Address: https://www.facebook.com/grayscaleinvestments/posts/pfbid0ceUgKqKZgCdeHtkViJnR7YbidNHy5KCVXDxqn9UtgZbXQ3bV4k3NLx4EcdM1eYJCl

Text: Today, we filed Form S-3 as part of our efforts to convert #GBTC to an ETF. We remain committed to working collaboratively and expeditiously with the SEC on behalf of GBTC’s investors.

Learn more: https://www.grayscale.com/blog/legal-topics/gbtcs-s-3-filing-explained
-
Grayscale Bitcoin Trust (GBTC) (the “Trust”) has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Trust has filed with the SEC for more complete information about the Trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Trust or any authorized participant will arrange to send you the prospectus (when available) if you request it by emailing info@grayscale.com or by contacting Grayscale Securities, LLC 290 Harbor Drive, Stamford, CT 06902.

Link: https://www.grayscale.com/blog/legal-topics/gbtcs-s-3-filing-explained

Link Title: GBTC’s S-3 Filing Explained

Link Description: Today, Grayscale Investments filed with the U.S. Securities and Exchange Commission (SEC) a registration statement on Form S-3 to register shares of Grayscale Bitcoin Trust (BTC)* (OTCQX: GBTC) under the Securities Act of 1933, as amended.

Instagram Post:

Live Address: https://www.instagram.com/p/CylMe2ROl9f/

Text: Today, we filed Form S-3 as part of our efforts to convert #GBTC to an ETF. We remain committed to working collaboratively and expeditiously with the SEC on behalf of GBTC’s investors. Read the full blog @ the link in our bio.

-

Grayscale Bitcoin Trust (GBTC) (the “Trust”) has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Trust has filed with the SEC for more complete information about the Trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Trust or any authorized participant will arrange to send you the prospectus (when available) if you request it by emailing info@grayscale.com or by contacting Grayscale Securities, LLC 290 Harbor Drive, Stamford, CT 06902.

Link: https://www.grayscale.com/blog/legal-topics/gbtcs-s-3-filing-explained

# GBTC's S-3 Filing Explained

October 19, 2023

GRAYSCALE®

Grayscale Bitcoin Trust (GBTC) (the “Trust”) has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Trust has filed with the SEC for more complete information about the Trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Trust or any authorized participant will arrange to send you the prospectus (when available) if you request it by emailing info@grayscale.com or by contacting Grayscale Securities, 290 Harbor Drive, Stamford, CT 06902.